Exhibit 5.1
[Letterhead of Potter Anderson & Corroon LLP]
June 22, 2007
Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY 10019

Re:	Macquarie Infrastructure Company LLC
     Ladies and Gentlemen:
     As special Delaware counsel for Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company, we have been requested to render this opinion in connection with the proposed issuance from time to time of limited liability company interests in the Company (collectively, the “LLC Interests”). Initially capitalized terms used herein and not otherwise defined are used herein as defined in that certain Third Amended and Restated Operating Agreement of the Company dated June 22, 2007 and effective as of June 25, 2007 (the “LLC Agreement”), entered into by Macquarie Infrastructure Company Trust, as the member of the Company (the “Member”).
     For purposes of giving the opinions hereinafter set forth, we have examined only the following documents:
     1.     The Certificate of Formation of the Company dated April 13, 2004, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 13, 2004;
     2.     The Amended and Restated Certificate of Formation of the Company dated October 12, 2004, as filed with the Secretary of State on October 12, 2004;
     3.     The Operating Agreement of the Company dated as of April 13, 2004 by the Member;
     4.     The Amended and Restated Operating Agreement of the Company dated as of December 21, 2004 by the Member;
     5.     The Second Amended and Restated Operating Agreement of the Company dated as of September 1, 2005 by the Member;

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June 22, 2007

     6.     The LLC Agreement;
     7.     A Certificate of Good Standing for the Company dated June 22, 2007, obtained from the Secretary of State; and
     8.     Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission by the Company on the date hereof, as amended, pursuant to the Securities Act of 1933, as amended, covering the LLC Interests (the “Registration Statement”), of which the base prospectus dated the date hereof (the “Prospectus”) forms a part.
     The documents referred to in (1) through (6) are collectively referred to herein as the “Organizational Agreements.” The documents referred to in (3) through (6) are collectively referred to as the “Agreements” and individually as an “Agreement.”
     For purposes of this opinion, we have not reviewed any documents other than the documents listed in (1) through (8) above. In particular, we have not reviewed any document (other than the documents listed in (1) through (8) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.
     In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein and the additional matters related or assumed therein, all of which we have assumed to be true, complete and accurate.
     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1.     The Company has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware.
     2.     Subject to the other qualifications set forth herein, the LLC Interests (as defined in the LLC Agreement) have been duly authorized and when the LLC Interests shall have been otherwise issued and sold in accordance with the LLC Agreement, such LLC Interests will be validly issued, fully paid and non-assessable.
     3.     When and if the actions referred to in paragraph 2 have occurred, the holders of the LLC Interests, as members of the Company, shall have no liability for the obligations of the Company in excess of (a) their respective obligations to make their agreed upon contributions to the Company as provided for in the Organizational Agreements, (b) their respective obligations to make other payments as members of the Company or otherwise as provided for in the Agreements, (c) their respective obligations to repay to the Company, (i) any distribution received by them in violation of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “LLC Act”), and (ii) any amount arising out of an obligation or

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June 22, 2007

liability under other applicable law, and (d) their respective shares of the assets and undistributed profits of the Company.
     All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:
          a.     The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.
          b.     We have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.
          c.     We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.
          d.     We have assumed that there are no agreements in existence other than the Organizational Agreements that require the members of the Company to make capital contributions to the Company. We have assumed that the Organizational Agreements constitute the entire agreement among each of the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, dissolution and winding up of the Company.
          e.     We have assumed the due execution and delivery by each party thereto to each document examined by us. In addition, we have assumed further the due authorization by each party thereto (exclusive of the Company) of each document examined by us, and that each of such parties has the full power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the entities to each of the Agreements (exclusive of the Company) has been duly formed, is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization. We have assumed that the Agreements to which each of the entities is a party do not result in the breach of the terms of, and do not contravene its constituent documents. We have also assumed that the Agreements to which each of the entities is a party do not contravene any law, rule or regulation applicable to it. We have also assumed that each of the Agreements to which each of the entities is a party does not (x) result in the breach of the terms of, and does not contravene, any contractual restriction binding upon such entities, or (y) require under any law, statute, rule, or regulation any filing with, or any approval or consent of, any governmental authority.
          f.     We have assumed that (i) no event of dissolution has occurred under the Organizational Agreements, (ii) no termination or liquidating event (as defined in the LLC Agreement), has occurred under the LLC Agreement, and (iii) there has been no decree of dissolution under Section 18-802 of the LLC Act with respect to the Company.

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June 22, 2007

          g.     We note that we do not assume responsibility for the contents of any offering material relating to the Company or the LLC Interests, including, without limitation, the Registration Statement.
          h.     The opinions rendered herein speak only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.
          i.     Except as expressly set forth in the opinions above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, the Agreements or the Registration Statement.
     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Potter Anderson & Corroon LLP